Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACCAR Inc

(Exact name of registrant as specified in its charter)

Delaware	91-0351110
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

777—106th Avenue N.E. Bellevue, Washington	98004
(Address of Principal Executive Offices)	(Zip Code)

PACCAR Inc Savings Investment Plan

(Full title of the plan)

Kevin J. Fay

PACCAR Inc

777 106th Ave. N.E.

Bellevue, WA 98004

(Name and address of agent for service)

(425) 468-7607

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(3)	Amount of registration fee(4)
Common Stock, $1 par value(5)	12,000,000 shares	Not applicable	$678,900,000	$92,601.96

(1)	Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.
(2)	Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the employee benefit plans described herein as the result of any future stock split, stock dividend or similar adjustment of the Registrant’s outstanding common stock.
(3)	Estimated solely for the purpose of calculating the registration fee.
(4)	Estimated pursuant to Rules 457(c) and 457(h) under the Securities Act solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on August 5, 2013, as reported on The NASDAQ Stock Market.
(5)	Includes preferred stock purchase rights.

REGISTRATION OF ADDITIONAL SECURITIES

This Registration Statement relates to the registration of additional securities under the PACCAR Inc Savings Investment Plan. In accordance with General Instruction E of Form S-8 under the Securities Act, the contents of the previous Registration Statement on Form S-8 related to the Savings Investment Plan (Registration No. 333-52230, filed with the Securities and Exchange Commission on December 20, 2000) are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

The following documents are filed as exhibits to this Registration Statement:

4.1	PACCAR Inc Savings Investment Plan (incorporated by reference to Exhibit 10(q) to the Annual Report on Form 10-K for the period ended December 31, 2010).

23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney.

In lieu of an Internal Revenue Service (“IRS”) determination letter that the Plan is qualified under Section 401 of the Internal Revenue Code, the undersigned Registrant hereby undertakes that it has submitted the Plan and the amendments thereto to the IRS in a timely manner and will make all changes required by the IRS to qualify the Plan.

SIGNATURES

The Registrant.

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 in relation to the PACCAR Inc Savings Investment Plan and has duly caused this registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on this 8th day of August, 2013.

PACCAR Inc

By:	/s/ J. M. D’Amato
J. M. D’Amato
Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on August 8, 2013.

	Signature	Title

	/s/ M. C. Pigott	Chief Executive Officer and Director
	M. C. Pigott	(Principal Executive Officer)

	/s/ R. J. Christensen	Executive Vice President and Chief Financial Officer
	R. J. Christensen	(Principal Financial Officer)

	/s/ M. T. Barkley	Vice President and Controller
	M. T. Barkley	(Principal Accounting Officer)

	*	Director
A. J. Carnwath

	*	Director
K. S. Hachigian.

	*	Director
L. Kaufmann

	*	Director
R. C. McGeary

	*	Director
J. M. Pigott

	*	Director
M. A. Schulz

	*	Director
G. M. E. Spierkel

	*	Director
W. R. Staley

	*	Director
C. R. Williamson

*By:	/s/ M. C. Pigott
M. C. Pigott Attorney-in-fact

The Plan.

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, State of Washington, on August 8, 2013.

PACCAR INC SAVINGS INVESTMENT PLAN

By:	/s/ M. C. Pigott
M. C. Pigott
Chief Executive Officer
PACCAR Inc

INDEX TO EXHIBITS

Exhibit Number	Description

4.1	PACCAR Inc Savings Investment Plan (incorporated by reference to Exhibit 10(q) to the Annual Report on Form 10-K for the period ended December 31, 2010).

23	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney.